Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
AMERICAN CARESOURCE HOLDINGS, INC.
THE UNDERSIGNED, for the purpose of forming a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
FIRST:    The name of the corporation is AMERICAN CARESOURCE HOLDINGS, INC. (the “Corporation”).

SECOND:     The address of the Corporation's registered office in the State of Delaware is c/o National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901, Kent County. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD:    The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The total number of shares of capital stock which the Corporation shall have authority to issue is 3,000 shares of common stock, $.01 par value per share.

FIFTH:    Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the By-Laws.

SIXTH:    The Corporation shall indemnify and hold harmless any director, officer, employee or agent of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by him in connection with, or as a result of, any proceeding in which he may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, officer, employee or agent of the Corporation, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

SEVENTH:    No person who is or was at any time a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director; provided, however, that, unless and except to the extent otherwise permitted from time to time by applicable law, the provisions of this Article SEVENTH shall not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission by the director which is not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of such director occurring prior to such amendment or repeal.

EIGHTH:    In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

NINTH:    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

TENTH:    Except as otherwise required by the laws of the State of Delaware, the stockholders and Directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or Directors. Elections of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

ELEVENTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH:    The name and address of the incorporator is Jeffrey A. Baumel, Esq. c/o McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 24th day of November, 2003.
/s/ Jeffrey A. Baumel
Jeffrey A. Baumel, Esq.
Incorporator

AMENDMENT TO
THE
CERTIFICATE OF INCORPORATION
OF
AMERICAN CARESOURCE HOLDINGS, INC.

AMERICAN CARESOURCE HOLDINGS, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Company”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GCL”) DOES HEREBY CERTIFY as follows:
1. The following amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the GCL.
2. The certificate of the Company is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article FOURTH the following new Article:
FOURTH:    (a) The total authorized capital stock of the Company shall be 50,000,000 shares, consisting of 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock which may be issued in one or more classes or series. The shares of Common Stock shall constitute a single class and shall be with $0.01 par value. The shares of Preferred Stock of each class or series shall be with $0.01 par value.
(b) Each holder of Common Stock, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the GCL.
In a Certificate of Designation authorizing any class or series of Preferred Stock, the Board of Directors is expressly authorized to determine:
(1)    The distinctive designation of the class or series and the number of shares which will constitute the class or series, which number may be increased or decreased (but not below the number of shares then outstanding in that class or above the total shares authorized herein) from time to time by action of the Board of Directors;
(2)    The dividend rate on the shares of the class or series, whether dividends will be cumulative, and, if so, from what date or dates;
(3)    The price or prices at which, and the terms and conditions on which, the shares of the class or series may be redeemed at the option of the Company;
(4)    Whether or not the shares of the class or series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

(5)    Whether or not the shares of the class or series will be convertible into, or exchangeable for, any other shares of stock of the Company or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
(6)    The rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;
(7)    Whether or not the shares of the class or series will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Preferred Stock or Common Stock ranking junior to the shares of the class or series;
(8)    Whether the class or series will have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights; and
(9)    Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that class or series.
IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed this 25th day of May, 2005.
AMERICAN CARESOURCE
HOLDINGS, INC.

/s/David Boone
Name: David Boone
Title: Chief Financial Officer

AMENDMENT TO
THE
CERTIFICATE OF INCORPORATION
OF
AMERICAN CARESOURCE HOLDINGS, INC.

AMERICAN CARESOURCE HOLDINGS, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GCL”) DOES HEREBY CERTIFY as follows:
1.    The Certificate of Incorporation is hereby amended by adding to Article FOURTH the following subparagraph (c):
Effective as of the date hereof (the “Effective Date”) each 1 share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date (“Old Common Stock”) shall automatically be split, without any action on the part of the holder thereof, into 110,000 shares for 1 share of fully paid and nonassessable Common Stock of the Corporation (“New Common Stock”).
Following the Effective Date, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates.
2.    The preceding amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the GCL.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name on this 2nd day of June, 2005.
AMERICAN CARESOURCE HOLDINGS, INC.

By:    /s/ David Boone
Name: David Boone
Title: Chief Financial Officer

AMENDMENT TO
THE
CERTIFICATE OF INCORPORATION
OF
AMERICAN CARESOURCE HOLDINGS, INC.

AMERICAN CARESOURCE HOLDINGS, INC., a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GCL”)
DOES HEREBY CERTIFY as follows:
1.    The Certificate of Incorporation is hereby amended by deleting Article FOURTH subparagraph (c) in its entirety and substituting in lieu thereof the following:
Effective as of the date hereof (the “Effective Date”) each 1 share of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date (“Old Common Stock”) shall automatically be split, without any action on the part of the holder thereof, into 1.1246645 shares for 1 share of fully paid and nonassessable Common Stock of the Corporation (“New Common Stock”).
Following the Effective Date, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, “Old Certificates”) for cancellation pursuant to procedures adopted by the Corporation, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, “New Certificates”) into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates.
2    The preceding amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the GCL.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name on this 14th day of November, 2005.
AMERICAN CARESOURCE HOLDINGS, INC.

By:    /s/ David Boone
Name: David Boone
Title: Chief Financial Officer